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                                 EXHIBIT 99.1

          SONIC FOUNDRY COMPLETES ACQUISITION OF INTERNATIONAL IMAGE

The Combined Entity to Provide State-of-the-Art Media Asset Management

Monday, August 28, 2000

MADISON, WI - Sonic Foundry(R), Inc. (Nasdaq:SOFO), the leading developer and marketer of digital media and Internet software tools, services, and systems, announces that its acquisition of Toronto-based International Image, one of North America's premier facilitators for managing and digitizing media for the entertainment industry, is complete. International Image's technologies and initiatives are now part of Sonic Foundry's Media Services division.

The combination of Sonic Foundry and International Image will offer the world's media marketplace a single source for digitizing and managing their media assets--particularly high-bandwidth, high-definition content--while providing auto-formatting of the same media for a wide variety of compressed and encoded formats. The complete service offering will range from traditional and high-definition media production solutions for the television and film industries to digitization, encoding, and formatting for the emerging video-on-demand, streaming, and wireless markets. The combined entity will also offer the resources necessary to expand Sonic Foundry's systems and consulting business effort, a business designed to put Sonic Foundry's proprietary production technology in the hands of content creators worldwide.

With the acquisition now complete, the offices and functions of Sonic Foundry's two Santa Monica locations have been combined, resulting in minor staff reductions due to position redundancies and the exiting from non-core businesses. The Company does, however, strengthen its executive team with the completion through the following executive appointments:

Dan McLellan has been named Senior Vice President and General Manager of Sonic Foundry's Media Services division. As president of International Image for the last three years, McLellan has led the Company to a stellar level of success, bringing in key Hollywood studios and major independent content from the likes of MGM, Universal, Dreamworks, and numerous top-rated television series. During his tenure, McLellan also ensured that the Company increased its revenue and profitability from year to year.

Ted Lingard, interim vice president of Media Services, now resumes his responsibilities as vice president of Operations for Sonic Foundry. Lingard joined Sonic Foundry last fall, and his team has been instrumental in enhancing the operational aspects of Sonic Foundry.

"We're thrilled to complete the acquisition of International Image and to create one of the most vital media and Internet infrastructure companies in existence," said Rimas Buinevicius, chairman and chief executive officer of Sonic Foundry, Inc. "We were truly impressed by the quality, level of service, and sophisticated production technologies being used at International Image and feel we have a common vision for the future of media production and content management. Our customers will now have a single source that provides total solutions in what has been an extremely fragmented marketplace."

About Sonic Foundry

Founded in 1991, Sonic Foundry is a leading developer and marketer of digital media and Internet software tools, services, and systems. Sonic Foundry's award-winning products and services are used worldwide for multimedia and Internet applications, music and audio post-production, broadcast production, and digital content creation. Built on the principle of 'Create,




















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Edit, and Deliver,' Sonic Foundry's products and services offer media consumers everywhere the ability to create and capture media, edit the content, and deliver the information via fixed media channels or electronic distribution. Additional information about Sonic Foundry is available at:


                 http://www.sonicfoundry.com/news/presscenter.
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Sonic Foundry Media Services/TM/, a division of Sonic Foundry(R), Inc., offers premium solutions for delivering audio and video content online. The division provides the industry's most powerful combination of proprietary technologies incorporating high-end encoding, webcasting, syndication systems, content and digital rights management, and consulting services.

Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for the Company's products, the Company's ability to succeed in capturing significant revenues from media services, the effect of new competitors in the Company's markets, and other risk factors identified from time to time in the Company's filings with the Securities and Exchange Commission.

Press Contacts:

Sonic Foundry, Inc.
Dawn Tappy, Corporate Communications Manager
608.280.7495
dawnt@sonicfoundry.com
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